Gladstone Commercial Corporation Reports Results for the Quarter Ended

September 30, 2011

•	Reported funds from operations (“FFO”) for the three and nine months ended September 30, 2011 of $4.3 million and $12.0 million, or $0.39 and $1.19 per share, respectively.

•	Exercised a one-year renewal option on its $45.2 million mortgage loan to extend the maturity date to October 1, 2012.

McLean, VA, November 1, 2011: Gladstone Commercial Corporation (NASDAQ: GOOD) (the “Company”) today reported financial results for its quarter ended September 30, 2011. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

FFO: FFO for the three and nine months ended September 30, 2011 was approximately $4.3 million and $12.0 million, or $0.39 and $1.19 per share, respectively, which is a 1.3% and 8.3% increase, respectively, compared to the same periods one year ago. The increase in FFO was primarily because of an increase in operating revenues derived from the three properties acquired subsequent to September 30, 2010, coupled with reduced interest expense, general and administrative expense and a lower net incentive fee. The net incentive fee decreased because there were more common shares outstanding during 2011. This was partially offset by one-time events that occurred during 2010. The Company received $3.3 million in additional income during the three months ended September 30, 2010 related to the early repayment of the Company’s only mortgage loan, partially offset by a reduction in general and administrative expense from the write-off of $1.6 million of fees related to the termination of the private offering of unregistered senior common stock.

Net Income: Net income available to common stockholders for the three and nine months ended September 30, 2011 was approximately $0.7 million and $1.5 million, or $0.07 and $0.15 per share, respectively, compared to net income available to common stockholders of approximately $1.0 million or $0.12 per share, respectively, for both the three and nine months ended September 30, 2010. A reconciliation of FFO to net income for the three and nine months ended September 30, 2011 and 2010, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
	(Dollars in Thousands, Except Per Share Data)		(Dollars in Thousands, Except Per Share Data)
Net income	$1,748	$2,028	$4,598	$4,121
Less: Distributions attributable to preferred and senior common stock	(1,039)	(1,027)	(3,116)	(3,075)

Net income available to common stockholders	709	1,001	1,482	1,046

Add: Real estate depreciation and amortization	3,629	3,280	10,473	9,992

FFO available to common stockholders	$4,338	$4,281	$11,955	$11,038

Weighted average shares outstanding - basic	10,936	8,563	9,998	8,556
Weighted average shares outstanding - diluted	10,988	8,577	10,050	8,561

Basic net income per weighted average share of common stock	$0.07	$0.12	$0.15	$0.12

Diluted net income per weighted average share of common stock	$0.07	$0.12	$0.15	$0.12

Basic FFO per weighted average share of common stock	$0.40	$0.50	$1.20	$1.29

Diluted FFO per weighted average share of common stock	$0.39	$0.50	$1.19	$1.29

Distributions declared per share of common stock	$0.375	$0.375	$1.125	$1.125

Percentage of FFO paid per share of common stock	94%	75%	94%	87%

Comments from the President and Chief Investment Officer, Chip Stelljes: “We hoped to close a few transactions during the quarter; however, the closings happened after the end of the quarter. We are anticipating stronger earnings in the quarter ending December 31, 2011 as we were able to put the equity raised during the first half of the year to work. We continue to focus on expanding our portfolio, and our existing pipeline remains robust. We are optimistic about our future and remain pleased with the overall performance of our portfolio and are looking forward to an active 2012.”

Asset Characteristics: As of September 30, 2011, the Company owned 67 properties totaling approximately 6.9 million square feet for a total net investment of approximately $400.9 million. Currently, 65 of the Company’s properties, or approximately 98.7% of the portfolio’s total square footage, are fully leased and all tenants at these properties are current and paying in accordance with the terms of their leases.

Mortgage Maturities: The Company has $45.2 million of balloon principal payments due on one of its long-term mortgages in October 2012; however, the mortgage has one remaining annual extension option through 2013, which the Company currently intends and has the ability to exercise. The Company has no other balloon principal payments due on any of its mortgages until 2013.

Lease Expirations: The Company was able to re-lease its previously vacant building located in South Hadley, Massachusetts for a period of nine months, which expires in February 2012. The Company has two other buildings that remain vacant. Rental income from these two tenants was 2.3% of the Company’s total annualized rental income when occupied. The Company is actively working to re-tenant all three of these properties.

Highlights for the Quarter ended September 30, 2011:

•	Debt Extended: Exercised a one-year renewal option on its $45.2 million mortgage loan on September 30, 2011 to extend the maturity date until October 1, 2012; and

•

Distributions: Paid monthly distributions for the quarter totaling $0.375 per share on the common stock, $0.484 per share on the Series A Preferred Stock, $0.469 per share on the Series B Preferred Stock and $0.263 per share on the Senior Common Stock.

Activity Subsequent to the end of the Quarter:

•

Properties Acquired: Purchased two fully-occupied properties comprised of approximately 85,111 square feet for an aggregate purchase price of approximately $15.5 million. Please refer to the Form 10Q filed today with the SEC for further details on these acquisitions;

•	Debt Issued: Issued $7.2 million of 10-year debt on one of the properties acquired in October; and

•

Distributions: Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock and $0.0875 per share on the Senior Common Stock, for each of the months of October, November and December 2011.

Conference Call: The Company will hold a conference call on Wednesday, November 2, 2011 at 8:30 a.m. EDT to discuss its earnings results. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available one hour after the call and will be accessible through December 5, 2011. To hear the replay, please dial (877) 344-7529 and use conference number 10003644.

The live audio broadcast of Gladstone Commercial’s quarterly conference call will be available online at www.GladstoneCommercial.com. The event will be archived and available for replay on the Company’s website through January 3, 2012.

Who we are: Gladstone Commercial Corporation is a publicly-traded real estate investment trust that focuses on investing in and owning triple-net leased industrial, commercial, medical and retail real estate properties. Including payments declared through December 2011, the Company will have paid 89 consecutive monthly cash distributions on its common stock. The Company has never skipped, reduced or deferred a monthly distribution since inception, over seven years ago. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measure – FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “SEC”) today.

Warning: The financial statements attached below are without footnotes so readers should obtain and carefully review the Form 10-Q, including the footnotes to the financial statements contained therein. The Company filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or the Company’s website at www.GladstoneCommercial.com.

The statements in this press release regarding the Company’s ability, plans or prospects to re-tenant its unoccupied properties, extend the respective maturity dates of its long-term mortgages, grow its portfolio and FFO, renegotiate leases, and raise additional capital are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, its ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants, the impact of competition on the Company’s efforts to renew existing leases or re-lease space and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed under the caption “Risk factors” of the Company’s Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 8, 2011, and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Gladstone Commercial Corporation, +1-703-287-5893

Gladstone Commercial Corporation

Consolidated Balance Sheets

(Dollars in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Real estate, at cost	$420,241	$401,017
Less: accumulated depreciation	51,119	43,659

Total real estate, net	369,122	357,358

Lease intangibles, net	31,791	26,747
Cash and cash equivalents	2,410	7,062
Restricted cash	2,568	2,288
Funds held in escrow	4,051	2,621
Deferred rent receivable	12,151	10,373
Deferred financing costs, net	3,120	3,326
Other assets	1,880	834

TOTAL ASSETS	$427,093	$410,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$266,008	$259,595
Borrowings under line of credit	9,100	27,000
Deferred rent liability	3,144	2,276
Asset retirement obligation liability	3,179	3,063
Accounts payable and accrued expenses	1,268	2,683
Due to Adviser	739	965
Other liabilities	4,363	3,652

Total Liabilities	287,801	299,234

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	2	2
Senior common stock, $0.001 par value; 7,500,000 shares authorized and 59,057 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Common stock, $0.001 par value, 40,200,000 shares authorized and 10,945,379 and 8,724,613 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	11	9
Additional paid in capital	211,508	174,261
Notes receivable - employees	(426)	(963)
Distributions in excess of accumulated earnings	(71,803)	(61,934)

Total Stockholders’ Equity	139,292	111,375

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$427,093	$410,609

Gladstone Commercial Corporation

Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Operating revenues
Rental income	$11,085	$10,209	$32,249	$31,034
Interest income from mortgage note receivable	—	44	—	421
Tenant recovery revenue	88	81	259	246

Total operating revenues	11,173	10,334	32,508	31,701

Operating expenses
Depreciation and amortization	3,629	3,280	10,473	9,992
Property operating expenses	251	263	750	738
Due diligence expense	201	—	194	21
Base management fee	430	298	1,217	907
Incentive fee	877	1,070	2,549	2,746
Administration fee	242	357	759	808
General and administrative	381	2,014	1,193	2,837

Total operating expenses before credits from Adviser	6,011	7,282	17,135	18,049

Credit to incentive fee	(828)	—	(1,759)	(56)

Total operating expenses	5,183	7,282	15,376	17,993

Other income (expense)
Interest income - employee loans	9	37	28	123
Other income	—	3,310	45	3,318
Interest expense	(4,251)	(4,371)	(12,607)	(13,028)

Total other expense	(4,242)	(1,024)	(12,534)	(9,587)

Net income	1,748	2,028	4,598	4,121

Distributions attributable to preferred stock	(1,023)	(1,023)	(3,070)	(3,070)
Distributions attributable to senior common stock	(16)	(4)	(46)	(5)

Net income available to common stockholders	$709	$1,001	$1,482	$1,046

Earnings per weighted average share of common stock
Basic	$0.07	$0.12	$0.15	$0.12

Diluted	$0.07	$0.12	$0.15	$0.12

Weighted average shares of common stock outstanding
Basic	10,936	8,563	9,998	8,556

Diluted	10,988	8,577	10,050	8,561

Earnings per weighted average share of senior common stock	$0.26	$0.26	$0.78	$0.79

Weighted average shares of senior common stock outstanding - basic	59	16	59	6

Gladstone Commercial Corporation

Consolidated Statements of Cash Flows

(Dollars in Thousands)

(Unaudited)

	For the nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$4,598	$4,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,473	9,992
Amortization of deferred financing costs	684	837
Amortization of deferred rent asset and liability, net	(513)	(516)
Amortization of discount and premium on assumed debt	78	—
Asset retirement obligation expense	116	108
(Decrease) increase in other assets	(396)	358
Increase in deferred rent liability	1,626	—
Increase in deferred rent receivable	(1,051)	(1,235)
(Decrease) increase in accounts payable, accrued expenses, and amount due Adviser	(1,641)	81
Increase in other liabilities	430	121

Net cash provided by operating activities	14,404	13,867

Cash flows from investing activities:
Real estate investments	(16,333)	(748)
Leasing commissions paid	—	(7)
Principal repayments on mortgage notes receivable	—	10,000
Receipts from lenders for funds held in escrow	1,329	1,082
Payments to lenders for funds held in escrow	(2,759)	(1,309)
Receipts from tenants for reserves	1,649	1,615
Payments to tenants from reserves	(1,320)	(1,216)
(Increase) decrease in restricted cash	(279)	27
Deposits on future acquisitions	(900)	—
Deposits refunded	250	250

Net cash (used in) provided by investing activities	(18,363)	9,694

Cash flows from financing activities:
Proceeds from issuance of equity	39,657	1,793
Offering costs	(2,407)	(150)
Principal repayments on mortgage notes payable	(5,585)	(1,980)
Principal repayments on employee notes receivable	537	789
Borrowings from line of credit	39,374	22,400
Repayments on line of credit	(57,274)	(32,900)
Decrease in security deposits	(50)	(426)
Payments for deferred financing costs	(478)	(254)
Distributions paid for common, senior common and preferred	(14,467)	(12,699)

Net cash used in financing activities	(693)	(23,427)

Net (decrease) increase in cash and cash equivalents	(4,652)	134

Cash and cash equivalents, beginning of period	7,062	3,096

Cash and cash equivalents, end of period	$2,410	$3,230

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Fixed rate debt assumed in connection with acquisitions	$11,921	$—

Forfeiture of common stock in satisfaction of employee note receivable	$—	$244

Senior common dividend issued in the dividend reinvestment program	$—	$2